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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-172662

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5.00% Notes due 2018	$500,000,000	$68,200

(1)
Calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended, and being paid in accordance with Rule 456(b) of the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated March 8, 2011)

$500,000,000

Best Buy Co., Inc.

5.000% Notes due 2018

        We are offering $500,000,000 aggregate principal amount of 5.000% notes due 2018 (the "notes"). The notes will mature on August 1, 2018. Interest on the notes will accrue from July 16, 2013 and be payable on February 1 and August 1 of each year, beginning on February 1, 2014.

        We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under "Description of the Notes—Optional Redemption." If a change of control triggering event as described herein occurs with respect to a series of notes, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes at the price described in this prospectus supplement.

        The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

        The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

        See "Risk Factors" on page S-5 for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Price to Public(1)	Underwriting Discount	Proceeds to Best Buy

Per note	99.997%	0.980%	99.017%

Total	$499,985,000	$4,900,000	$495,085,000

(1)
Plus accrued interest, if any, from July 16, 2013, if settlement occurs after that date.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        We expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Euroclear and Clearstream, on or about July 16, 2013.

Joint Book-Running Managers

Barclays	Citigroup	J.P. Morgan	RBS

Senior Co-Managers

HSBC	Mitsubishi UFJ Securities	Standard Chartered Bank

Co-Managers

Credit Suisse	DNB Markets	Goldman, Sachs & Co.	RBC Capital Markets	US Bancorp

The date of this prospectus supplement is July 11, 2013.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated March 8, 2011, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under "Incorporation by Reference" in that prospectus.

        We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission. We and the underwriters take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

        We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted.

        References in this prospectus supplement to "Best Buy," "we," "us" and "our" and all similar references are to Best Buy Co., Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the "Description of the Notes" section of this prospectus supplement and the "Description of the Debt Securities" section of the accompanying prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries.

S-ii

SUMMARY

        The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

 Best Buy Co., Inc.

        We are a multinational e-commerce and physical retailer of consumer electronics, including mobile phones, tablets and computers, large and small appliances, televisions, digital imaging, entertainment products and related accessories. We also offer technology services—including support, repair, troubleshooting and installation—under the Geek Squad brand. We operate online retail operations, retail stores and call centers and conduct online retail operations under a variety of names such as Best Buy (BestBuy.com, BestBuy.ca), Best Buy Mobile (BestBuyMobile.com), Five Star, Future Shop (FutureShop.ca), Geek Squad, Magnolia Audio Video and Pacific Sales.

        We operate two reportable segments: Domestic and International. The Domestic segment is comprised of the operations in all states, districts and territories of the United States, operating under various brand names including, but not limited to, Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video and Pacific Sales. The International segment is comprised of: all Canada operations, operating under the brand names Best Buy, Best Buy Mobile, Cell Shop, Connect Pro, Future Shop and Geek Squad; all China operations, operating under the brand names Five Star and Best Buy Mobile; and all Mexico operations, operating under the brand names Best Buy, Best Buy Express and Geek Squad.

        Best Buy Co., Inc. is a Minnesota corporation whose principal executive offices are located at 7601 Penn Avenue South, Richfield, Minnesota 55423. Our main telephone number is (612) 291-1000.

        References to our Web site addresses do not constitute incorporation by reference of the information contained on the Web sites.

Recent Developments

Renew Blue

        In the fourth quarter of fiscal 2013, we launched Renew Blue. The Renew Blue program is intended to reduce costs and improve operating performance by focusing on core business activities, reducing headcount and optimizing our real estate portfolio. In the first quarter of fiscal 2014, we continued to make progress on our Renew Blue priorities. Key indicators that we believe demonstrate this progress include: (1) a 16.3% increase in Domestic segment comparable online sales; (2) improving our Net Promoter Score, which is a metric we use to track customer service levels, by over 300 basis points; (3) reaching an agreement with Samsung to establish Samsung Experience Shops in our retail stores and beginning their roll-out; (4) negotiating rent reductions for a number of stores and closing one large-format store in the U.S.; and (5) eliminating an estimated $175 million in annualized selling, general and administrative expenses and supply chain costs, in addition to the estimated $150 million of annualized costs we eliminated in the previous quarter.

Sale of Best Buy Europe

        On June 26, 2013, we completed the sale of our 50% interest in New BBED Limited ("Best Buy Europe") to Carphone Warehouse Group plc ("CPW") in accordance with the terms of an Implementation Agreement (the "Implementation Agreement") dated April 29, 2013. The total purchase price provided in the Implementation Agreement is £500 million, subject to adjustment, of which: (1) £370 million was paid in cash by CPW at closing; (2) £80 million was paid by the issuance by CPW to us of 42,105,263 ordinary shares of CPW at closing (the "Consideration Shares"); (3) £25 million, plus 2.5% interest per year, to be paid by CPW on the first anniversary of closing; and (4) £25 million, plus 2.5% interest per year, to be paid in cash on the second anniversary of closing. At closing, we paid CPW £28.75 million in satisfaction of outstanding obligations under existing agreements between us and CPW, which were terminated at closing. On July 8, 2013, we received proceeds of £80 million from the placement of the Consideration Shares.

Revolving Credit Facilities

        On June 25, 2013, we entered into a $500 million 364-day senior unsecured revolving credit facility agreement (the "364-Day Facility Agreement") with JPMorgan Chase Bank, N.A. ("JPMorgan"), as administrative agent, and a syndicate of lenders. The 364-Day Facility Agreement replaces the previous $1.0 billion 364-day senior unsecured revolving credit facility agreement (the "Previous Facility") with a syndicate of banks, including JPMorgan acting as administrative agent. The Previous Facility, which was originally scheduled to expire in August 2013, was terminated on June 25, 2013. The 364-Day Facility Agreement permits borrowings up to $500 million and terminates in June 2014 (subject to a one-year term-out option).

 The Offering

        The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus under "Where You Can Find More Information."

Issuer	Best Buy Co., Inc.
Securities Offered	$5.000% notes due 2018.
Original Issue Date	July 16, 2013.
Maturity Date	August 1, 2018.
Interest Rate	5.000% per annum.
Interest Payment Dates	Interest on the notes will be paid semi-annually on February 1 and August 1 of each year, beginning on February 1, 2014, and on the maturity date.
Optional Redemption	We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described under "Description of the Notes—Optional Redemption" in this prospectus supplement.
Purchase of Notes Upon a Change of Control Triggering Event

If a change of control triggering event as described in this prospectus supplement occurs with respect to the notes, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the purchase date. See "Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event" in this prospectus supplement.

Ranking	The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.
Covenants	The indenture contains covenants that, among other things, generally restrict the ability of us and certain of our subsidiaries to:
• incur debt secured by liens; and
• enter into sale and leaseback transactions.
These covenants are, however, subject to significant exceptions. See "Description of the Debt Securities—Covenants" in the accompanying prospectus.
Further Issuances	We may from time to time issue further notes ranking equally and ratably with the notes in all respects, including the same terms as to status, redemption or otherwise.

Form and Denomination

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Except in the limited circumstances described under "Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities" in the accompanying prospectus, notes in certificated form will not be issued or exchanged for interests in global securities.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes for general corporate purposes, including, among other things, replacing the liquidity that has been provided by $500 million aggregate principal amount of our 6.75% notes that will mature and be retired on July 15, 2013; and refunding, repurchasing, retiring upon maturity or redeeming other existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. See "Use of Proceeds" in this prospectus supplement.

Trading

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at anytime without notice. See "Underwriting" in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	U.S. Bank National Association
Risk Factors

Before making an investment decision, prospective purchasers of notes should consider carefully all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, in particular, the information under "Risk Factors" beginning on page S-5 of this prospectus supplement and in Part I, Item 1A of our Transition Report on Form 10-K for the fiscal year (11 months) ended February 2, 2013, which is incorporated by reference herein.

RISK FACTORS

        Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described under "Risk Factors" in Part I, Item 1A of our Transition Report on Form 10-K for the fiscal year (11 months) ended February 2, 2013, which is incorporated by reference herein, as well as the risks set forth below. See "Where You Can Find More Information." Additional risks not presently known to us or that we currently consider to be less significant may also have a material adverse effect on us.

The indenture governing the notes does not contain financial covenants or substantial restrictions on us or our subsidiaries.

        Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities under the indenture governing the notes. We may from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the indenture governing the notes.

Our credit agreements contains restrictions that limit our flexibility in operating our business.

        We are party to a $1.5 billion five-year senior unsecured revolving credit agreement, which we refer to as the "Five-Year Facility Agreement" and the $500 million 364-Day Facility Agreement. The Five-Year Facility Agreement and the 364-Day Facility Agreement contain covenants and other restrictions that limit our and certain of our subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

  •
  sell or transfer assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

  •
  enter into transactions with our affiliates.

        Under the Five-Year Facility Agreement and the 364-Day Facility Agreement, we are required to maintain a specified leverage ratio and an interest coverage ratio. Our ability to meet these ratios can be affected by events beyond our control, and we cannot assure you that we will meet these ratios. A breach of any such covenant could result in an event of default under the Five-Year Facility Agreement and the 364-Day Facility Agreement. Upon the occurrence of such an event of default, the lenders could elect to declare all amounts outstanding under the Five-Year Facility Agreement and the 364-Day Facility Agreement to be immediately due and payable and terminate all commitments to extend further credit.

The notes will be structurally subordinated to the debt of our subsidiaries.

        None of our subsidiaries will guarantee the notes. Accordingly, the notes will be structurally subordinated to the secured and unsecured debt of our subsidiaries, as well as other claims of creditors of our subsidiaries.

We and our subsidiaries may not be able to generate sufficient cash to service all of our and their indebtedness, including the notes.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and the operating performance of our subsidiaries, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our subsidiaries will maintain a level of cash flows from operating activities sufficient to permit us and them to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our and our subsidiaries' cash flows and capital resources are insufficient to fund our debt service obligations and those of our subsidiaries, we or they may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes.

If we or any of our subsidiaries defaults on obligations to pay indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness or the indebtedness of our subsidiaries, including a default under the Five-Year Facility Agreement or the 364-Day Facility Agreement, that is not waived by the required lenders and the remedies sought by the holders of such indebtedness, could prevent us from paying principal of, premium, if any, and interest on, the notes and substantially decrease the market value of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal of, premium, if any, and interest on, our indebtedness, or if we or they otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our indebtedness (including covenants in the Five-Year Facility Agreement and the 364-Day Facility Agreement, the indentures governing the notes and the terms of our other indebtedness), we or they could be in default under the terms of the agreements governing such indebtedness. In addition, a default in payment under principal of, premium, if any, and interest on, our indebtedness, could constitute an event of default under any of our other debt.

        In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders under the Five-Year Facility Agreement and the 364-Day Facility Agreement could elect to terminate their commitments thereunder, cease making further loans and we or our subsidiaries could be forced into bankruptcy or liquidation. If the operating performance of our subsidiaries declines to the extent that we cannot meet the financial ratio requirements in the Five-Year Facility Agreement and the 364-Day Facility Agreement, we or our subsidiaries may in the future need to obtain waivers from the required lenders under the Five-Year Facility Agreement, the 364-Day Facility Agreement or under our or their other indebtedness to avoid being in default. If we or any of our subsidiaries breach the covenants under the Five-Year Facility Agreement and the 364-Day Facility Agreement or under such other indebtedness and seek a waiver, we or they may not be able to obtain a waiver from the required lenders. If this occurs, we or our subsidiaries would be in default under the Five-Year Facility Agreement, the 364-Day Facility Agreement or under the instruments governing such other indebtedness, the lenders could exercise their rights, as described above, and we or our subsidiaries could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control triggering event.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all of the outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes. The Five-Year Facility Agreement and the 364-Day Facility Agreement also provide that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

An active trading market for the notes may not develop.

        The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at their fair market value or at any price.

If a trading market does develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

        The market price for the notes will depend on many factors, including, among others, the following:

  •
  ratings on our debt securities assigned by rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our results of operations, financial condition and prospects; and

  •
  the condition of the financial markets.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

        Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market price of the notes.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the following: replacing the liquidity that has been provided by $500 million aggregate principal amount of our 6.75% notes that will mature and be retired on July 15, 2013; and refunding, repurchasing, retiring upon maturity or redeeming other existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

 CAPITALIZATION

        The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of May 4, 2013. We have presented our cash and cash equivalents and capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes offered hereby and the application of the proceeds from the issuance and sale of the notes to replacing the liquidity that has been provided by $500 million aggregate principal amount of our 6.75% notes that will mature and be retired on July 15, 2013. You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under our "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the three months ended May 4, 2013, which is incorporated by reference in the accompanying prospectus. See "Where You Can Find More Information."

	As of May 4, 2013
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	908	908

Short-term debt	—	—

Long-term debt:
6.75% Notes due 2013	500	—
3.75% Notes due 2016	349	349
5.50% Notes due 2021	648	648
5.00% Notes due 2018 offered hereby	—	500
Other long-term debt(1)	189	189

Total long-term debt	1,686	1,686
Total equity	3,548	3,548

Total capitalization(2)	$5,234	$5,234

(1)
Consists principally of financing lease obligations and capital lease obligations.

(2)
Total capitalization consists of total long-term debt and total equity.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Three Months Ended May 4, 2013	11 Months Ended February 2, 2013*	Fiscal Years Ended
			2012*	2011*	2010*	2009*
Ratio of earnings to fixed charges(1)	2.49x	0.46x	6.42x	7.69x	7.87x	6.54x

*
Recast to reflect Best Buy Europe as discontinued operations.

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, noncontrolling interests and equity in income (loss) of affiliates plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading "Description of the Debt Securities" in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus or the indenture referred to below.

General

        The notes will be issued under an indenture, dated as of March 11, 2011, between us and U.S. Bank National Association, as successor trustee, as supplemented by a second supplemental indenture to be dated as of July 16, 2013 between us and U.S. Bank National Association, as successor trustee. The indenture is more fully described in the accompanying prospectus. The following description of the specific terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

        The notes initially will be limited to $500,000,000 aggregate principal amount. We may issue additional notes without the consent of the holders of the notes, but we will not issue such additional notes unless they are fungible for U.S. federal income tax purposes with the relevant series of notes offered hereby.

        The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

        The maturity date of the notes will be August 1, 2018.

        The notes will be subject to legal defeasance and covenant defeasance as provided under "Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus.

        The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

        The notes will not be redeemable prior to maturity, except as set forth below under "—Optional Redemption," and will not benefit from any sinking fund.

Interest and Principal

        The notes will bear interest from July 16, 2013 at the annual fixed rate provided on the cover of this prospectus supplement. We will pay interest on the notes semi-annually on February 1 and August 1 of each year and on the maturity date (each, an "interest payment date"), beginning on February 1, 2014, to the persons in whose names the notes are registered at the close of business on January 15 and July 15, as the case may be (in each case, whether or not a business day) immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        We will pay the principal of and interest on each note to the registered holder in immediately available funds upon presentation of the notes if in certificated form at the office or agency we maintain for this purpose, which is initially the corporate trust office of the trustee located at 60 Livingston Avenue, Saint Paul, Minnesota 55107, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at our option through the paying agent by check mailed to the registered holder at the close of business on the regular record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, we will make payments of principal and interest through the paying agent to DTC.

        Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and we will not be liable for any additional interest as a result of the delay in payment. If the maturity date of the notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

        The term "business day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place of payment.

Optional Redemption

        We will have the right at our option to redeem the notes, in each case in whole or in part, at any time or from time to time, on at least 30 days' but not more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve-30 day months) at the Treasury Rate plus 50 basis points.

        The redemption price for the notes will include, in each case, accrued and unpaid interest on the principal amount of the notes to be redeemed to the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes of such series.

        "Comparable Treasury Price" means, with respect to any redemption date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their respective affiliates which are primary U.S. government securities dealers and one other primary U.S. government securities dealer in the United States of America designated by us; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States of America (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

        On and after a redemption date, interest will cease to accrue on the notes called for redemption or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee will deem fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

Offer to Purchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described under "—Optional Redemption," we will be required to make an offer (the "Change of Control Offer") to each holder of notes to purchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that holder's notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes to be purchased, plus accrued and unpaid interest, if any, on such notes to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event with respect to the notes or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to the notes and offering to purchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event with respect to the notes occurs (the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring with respect to the notes on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date with respect to the notes, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of such notes or portions of such notes being purchased.

        We will publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

        Except as described above, the indenture does not contain provisions that permit holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event with respect to the notes if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes with respect the notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        "Change of Control" means the occurrence of any of the following:

          (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than us or a Subsidiary) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

          (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to us or a Subsidiary); provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all of the outstanding Voting Stock of the surviving or transferee person immediately after the transaction;

          (3) we consolidate with, or merge with or into, any person or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction;

          (4) the adoption of a plan relating to our liquidation or dissolution; or

          (5) the first day on which a majority of the members of our board of directors are not Continuing Directors.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event with respect to the notes of a series.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date the notes were issued, (2) was nominated for election to such board of directors with the approval of a committee of the board of directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

        "Moody's means Moody's Investors Service, Inc., or any successor thereto.

        "Rating Agencies" means each of Moody's and S&P and, if any of Moody's or S&P ceases to rate the notes of a series or fails to make a rating of the notes of a series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's or S&P, or all of them, as the case may be.

        "Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

Book-Entry; Delivery and Form; Global Securities

        The notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased and beneficially own notes of a particular series. Each participant will then keep a record of its clients who have purchased and beneficially own notes of a particular series. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominee and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the security registrar.

        Additional information concerning book-entry procedures, as well as DTC, Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream") is set forth under "Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities" in the accompanying prospectus.

        Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC's records. When you actually purchase notes, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the notes. DTC's records will show only the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

        The paying agent will wire payments on the notes to DTC's nominee. The trustee, any paying agent and we will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

        It is DTC's current practice, upon receipt of any payment of principal, interest, redemption prices, distributions or liquidation amounts, to credit direct participants' accounts proportionately on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the beneficial owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee, any paying agent or our company.

        Notes of a series represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only in the circumstances described in "Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities" in the accompanying prospectus. If the global securities are exchanged for certificated securities, the trustee, as security registrar, will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The Trustee, Paying Agent and Security Registrar

        U.S. Bank National Association will be the trustee, paying agent and security registrar with respect to the notes and maintains banking relationships with us and with affiliates of ours.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX
CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. This summary deals only with notes that are held as capital assets by a non-U.S. holder who acquires the notes upon original issuance at their initial offering price.

        A "non-U.S. holder" means a holder of the notes (other than a partnership) that is not for U.S. federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income, alternative minimum and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Federal Withholding Tax

        The 30% U.S. federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest rule", provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will generally be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "U.S. Federal Income Tax").

        The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes or gain realized on the disposition of the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax on any interest, provided the certification requirements discussed above in "U.S. Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest or gain, subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (as discussed above); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death; provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest rule" described above under

"U.S. Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you; provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under "U.S. Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

 UNDERWRITING

        We and the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement dated July 11, 2013 relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$122,449,000
Citigroup Global Markets Inc.	122,449,000
J.P. Morgan Securities LLC	122,449,000
RBS Securities Inc.	61,225,000
HSBC Securities (USA) Inc.	15,306,000
Mitsubishi UFJ Securities (USA), Inc.	15,306,000
Standard Chartered Bank	15,306,000
Credit Suisse Securities (USA) LLC	5,102,000
DNB Markets, Inc.	5,102,000
Goldman, Sachs & Co.	5,102,000
RBC Capital Markets, LLC	5,102,000
US Bancorp Investments, Inc.	5,102,000

Total	$500,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer's certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and may offer notes to certain dealers at such price less a concession not in excess of 0.60% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The expenses of the offering, not including the underwriting discount, are estimated to be $1,020,000 and are payable by us.

New Issues of Notes

        There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion without notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Certain underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking services, hedging services and other commercial dealings for us and our subsidiaries for which they have received or will receive customary compensation.

        If any of the underwriters or their affiliates has a lending relationship with us then certain of those underwriters or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. In addition, it is likely that certain other of the underwriters and/or their affiliates will hedge their credit exposure. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes.

        In connection with the offering, we anticipate paying BBVA Securities Inc. a fee in the amount of $100,000 for financial advisory services rendered to us. BBVA Securities Inc. is not acting as an underwriter.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (i)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (ii)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (iii)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (i)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (ii)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Other

        Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference herein.

        We incorporate by reference into this prospectus supplement the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

  •
  our Transition Report on Form 10-KT for the period ended February 2, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed on May 8, 2013 (solely to the extent incorporated by reference into Part III of our Transition Report on Form 10-KT for the period ended February 2, 2013);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2013;

  •
  our Current Reports on Form 8-K filed on March 25, 2013, April 18, 2013, April 30, 2013, June 21, 2013, June 21, 2013, June 26, 2013 and June 28, 2013; and

  •
  any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of notes by means of this prospectus supplement.

        To obtain copies of these filings, see "Where You Can Find More Information" in the accompanying prospectus.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed on for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

Best Buy Co., Inc.

Debt Securities

        We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in prospectus supplements to this prospectus.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

        Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 8, 2011

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

        This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus to "we," "us" and "our" and all similar references are to Best Buy Co., Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the "Description of the Debt Securities" section of this prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries.

i

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (http://www.bby.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading "Incorporation by Reference." In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Best Buy Co., Inc., 7601 Penn Avenue South, Richfield, Minnesota 55423, telephone: (612) 291-1000.

        We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet web site referenced above.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

  •
  our Annual Report on Form 10-K for the fiscal year ended February 27, 2010;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 29, 2010, August 28, 2010 and November 27, 2010;

  •
  our Current Reports on Form 8-K filed on March 31, 2010, April 9, 2010, June 29, 2010, September 22, 2010, February 1, 2011 and February 22, 2011 (Item 2.05 only); and

  •
  any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of debt securities by means of this prospectus.

        To obtain copies of these filings, see "Where You Can Find More Information."

 FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "foresee," "plan," "project," "outlook," and other words and terms of similar meaning. Forward-looking statements reflect our current view with respect to future events and trends and are subject to certain risks, uncertainties and assumptions, which may cause actual results and trends to differ materially from the forward-looking statements. Actual results and trends could differ materially from historical or expected results depending on, among others, the following factors:

  •
  our ability to maintain or increase our revenues and profit margins;

  •
  fluctuations in customers' preferences and spending;

  •
  the financial condition of our customers;

  •
  product availability and new product introductions;

  •
  competition from traditional store-based retailers, Internet businesses and other participants in retail commerce;

  •
  promotional activity of our competitors;

  •
  our ability to attract, develop, and retain qualified employees;

  •
  our success in achieving growth strategies and expanding our business in existing and new markets;

  •
  our ability to maintain sufficient financial resources to enable us to manage our liquidity and invest in strategic growth initiatives

  •
  availability of suitable real estate locations;

  •
  loss of significant contracts;

  •
  changes in government regulations;

  •
  risks associated with our vendors;

  •
  changes in U.S. or international economic or political conditions;

  •
  fluctuations in exchange rates and other risks associated with foreign operations;

  •
  acts of war or terrorism;

  •
  weather or natural disasters or other unexpected events or developments affecting us;

  •
  fluctuations in employee benefit and insurance costs;

  •
  our ability to maintain our extensive management information systems technology;

  •
  our ability to protect our customers' information;

  •
  any deterioration in our relationship with Accenture LLP, which provides key outsourcing services to us; and

  •
  other matters referred to in our SEC filings.

        A detailed discussion of these and other risks and uncertainties that could cause actual results and trends to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 27, 2010 under the heading "Risk Factors" and as may be included from time to time in our other reports filed with the SEC.

        We undertake no obligation to update to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

        We are a multinational retailer of consumer electronics, home office products, entertainment software, appliances and related services. We operate retail stores and call centers and conduct online retail operations under a variety of brand names such as Best Buy (BestBuy.com, BestBuy.ca, BestBuy.co.uk), The Carphone Warehouse (CarphoneWarehouse.com), Five Star, Future Shop (FutureShop.ca), Geek Squad, Magnolia Audio Video, Napster (Napster.com), Pacific Sales and The Phone House (PhoneHouse.com).

        We operate two reportable segments: Domestic and International. The Domestic segment is comprised of the operations in all states, districts and territories of the United States, operating under various brand names including, among others, Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Napster and Pacific Sales. The International segment is comprised of: all Canada operations, operating under the brand names Best Buy, Best Buy Mobile, Future Shop and Geek Squad; all Europe operations, operating under the brand names The Carphone Warehouse, The Phone House, Best Buy and Geek Squad; all China operations, operating under the brand names Best Buy, Geek Squad and Five Star; all Mexico operations, operating under the brand names Best Buy and Geek Squad and all Turkey operations, operating under the brand names Best Buy and Geek Squad.

        We are committed to growth and innovation. Our business strategy is to treat customers as unique individuals, engaging and energizing our employees to serve customer needs with end-to-end solutions, while maximizing overall profitability. We believe we offer consumers meaningful advantages in store environment, multi-channel shopping, product value, product selection, and a variety of in-store and in-home services related to the merchandise we offer, all of which advance our objectives of enhancing our business model, gaining market share and improving profitability.

        Best Buy Co., Inc. is a Minnesota corporation whose principal executive offices are located at 7601 Penn Avenue South, Richfield, Minnesota 55423. Our main telephone number is (612) 291-1000.

        References to our Web site addresses do not constitute incorporation by reference of the information contained on the Web sites.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Nine Months Ended		Fiscal Years Ended
	November 27, 2010	November 29, 2009	February 27, 2010	February 28, 2009	March 1, 2008	March 3, 2007	February 25, 2006
Ratio of earnings to fixed charges(1)	4.35x	3.89x	6.08x	5.52x	8.85x	10.30x	9.83x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, noncontrolling interests and equity in income (loss) of affiliates plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

USE OF PROCEEDS

        Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

 DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

        We will issue the debt securities in one or more series under an indenture between us and Wells Fargo Bank, N.A., as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

        We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under "Where You Can Find More Information."

        Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries. References to the "applicable prospectus supplement" are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of that series (except for the public offering price, issue date and first interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, unless those debt securities are previously redeemed or purchased and cancelled.

        Unless specified otherwise in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

        The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

  •
  the title of the series;

  •
  the maximum aggregate principal amount, if any, established for debt securities of the series;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holders thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

  •
  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

  •
  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holders thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

  •
  if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

  •
  any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

  •
  any addition to, deletion from or change in the covenants applicable to debt securities of the series;

  •
  if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities of the series will be guaranteed and, if so, the identity of the guarantors, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the guarantors;

  •
  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor; and

  •
  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

        In the applicable prospectus supplement, we will designate the debt securities of the series being offered as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

        As used in the indenture, the term "business day" means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

        If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise provided in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

        If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

        Unless otherwise specified in the applicable prospectus supplement, we will base that formula on the London Interbank Offered Rate ("LIBOR") for the LIBOR Currency. The "LIBOR Currency" means the currency specified in the applicable prospectus supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable prospectus supplement, U.S. dollars. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. Unless otherwise specified in the applicable prospectus supplement, interest will be computed on the basis of the actual number of days during the relevant interest period and a 360-day year.

        Floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by New York law as that law may be modified by U.S. laws of general application.

        The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities.

        If any interest payment date for the debt securities of a series bearing interest at a floating rate based on LIBOR (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment.

        The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate based on LIBOR on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, then that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case, the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to, but excluding the next interest reset date or until the maturity date or redemption date, if any, of the debt securities, as the case may be.

        The calculation agent will determine the interest rate applicable to the debt securities bearing interest at a floating rate based on LIBOR on the interest determination date, which will be the second London banking day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. The interest determination date for the interest period commencing on date of issuance of the debt securities is specified in the accompanying prospectus supplement. As used in this prospectus, "London banking day" means any day on which dealings in deposits in the LIBOR Currency are transacted in the London interbank market.

        If the debt securities bear interest at a floating rate based on LIBOR, the calculation agent will determine LIBOR according to the following provisions:

  (a)
  With respect to any interest determination date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of the Index Maturity commencing on the relevant interest reset date that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on that interest determination date. If no such rate appears, LIBOR for that interest determination date will be determined in accordance with the provisions described in the following clause (b).

  (b)
  With respect to an interest determination date on which no rate appears on Reuters Page LIBOR01, as specified in the preceding clause (a), the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of underwriters or the trustee), as selected by us, to provide the calculation agent with its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the Index Maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time), on the interest determination date by three major banks in The City of New York (which may be affiliates of underwriters) selected by us for loans in U.S. dollars to leading European banks, having an Index Maturity, commencing on the relevant interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR in effect with respect to the immediately preceding interest determination date.

        "Reuters Page LIBOR01" means the display that appears on Reuters (or any successor service) on page LIBOR01 (or any page as may replace such page on such service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

        "Index Maturity" means the period to maturity of the debt securities with respect to which the related interest rate basis or formula will be calculated. For example, the Index Maturity may be one month, three months, six months or one year.

        All percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 4.876545% (or .04876545) would be rounded to 4.87655% (or .0487655)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The calculation agent will promptly notify the trustee of each determination of the interest rate. The calculation agent will also notify the trustee of the interest rate, the interest amount, the interest period and the interest payment date related to each interest reset date as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request.

        The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        So long as any floating rate debt securities are outstanding, we will at all times maintain a calculation agent. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent in the event that:

  •
  any acting calculation agent is unable or unwilling to act;

  •
  any acting calculation agent fails to duly establish the floating interest rate for a series of floating rate debt securities; or

  •
  we propose to remove the calculation agent.

Optional Redemption

Redemption at Our Option

        If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the price at which any debt securities of a series are to be redeemed (or the manner of determining such price), in each case in accordance with the terms and conditions of those debt securities.

        Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of determining such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

        By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities to be redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

        Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder's Option

        If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price (or the method of determining such price). The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

        If debt securities are represented by a global security as described under "—Book-Entry; Delivery and Form; Global Securities," the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, a holder should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 625 Marquette Avenue, MAC 9311-110, Minneapolis, Minnesota 55402). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

        Subject to applicable unclaimed property laws, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

        The following covenants are set forth in the indenture and will apply to us and certain Subsidiaries for so long as any debt securities remain outstanding under the indenture. These covenants restrict our ability and the ability of these Subsidiaries to enter into certain transactions. However, these covenants do not limit us or any Subsidiary from incurring Indebtedness nor do they require us or any Subsidiary to comply with financial ratios or to maintain specific levels of net worth or liquidity.

Limitation on Liens

        We will not, and we will not permit any North American Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness if that Indebtedness is secured by any Lien upon any of our Principal Property or the Principal Property of a North American Subsidiary, without effectively securing each series of debt equally and ratably with that Indebtedness for so long as such Indebtedness is so secured. The foregoing restriction does not apply to:

          (1)   Liens on any property acquired, constructed or improved by us or any North American Subsidiary after the date of the indenture which are created or assumed contemporaneously with or within one year after the acquisition of such property, or completion of construction or improvement thereon, or within one year thereafter pursuant to a firm commitment for financing arrangements entered into within that one-year period to secure or provide for the payment of the purchase price or cost thereof; provided that the aggregate principal amount of Indebtedness secured by such Liens will not exceed the cost of the property or assets so acquired, constructed or improved;

          (2)   Liens existing on any property at the time of acquisition thereof from a Person merged or consolidated with or into us or a North American Subsidiary; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

          (3)   Liens on property of any Person existing at the time that Person becomes a North American Subsidiary;

          (4)   Liens existing on any property at the time of acquisition thereof (in addition to Liens contemplated by clauses (2) and (3) above);

          (5)   Liens to secure Indebtedness of a North American Subsidiary owed to us or Indebtedness of us or a North American Subsidiary owed to another North American Subsidiary;

          (6)   Liens consisting solely of encumbrances, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

          (7)   any Lien existing on the date of the indenture; or

          (8)   Liens for the sole purpose of extending, renewing, replacing or refinancing Indebtedness secured by any Lien referred to in the foregoing clauses (1) to (7), inclusive; provided, however, that the principal amount of Indebtedness secured by that Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing shall be limited to the property that secured the Lien so extended, renewed, replaced or refinanced (plus improvements on such property).

        The foregoing limitation on Liens will not apply to the issuance, assumption or guarantee by us or any North American Subsidiary of Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Indebtedness of us and the North American Subsidiaries secured by Liens (not including Liens permitted under the foregoing exceptions) that would otherwise be subject to the foregoing restriction and the Value of Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions that, if such Sale and Leaseback Transaction had been a Lien, would have been permitted under clauses (1) or (4) above and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with clause (3) under "—Limitation on Sale and Leaseback Transactions"), does not at the time exceed the greater of 15% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization.

        The indenture does not limit the ability of any Subsidiary that is not a North American Subsidiary to issue, assume or guarantee any secured Indebtedness.

Limitation on Sale and Leaseback Transactions

        We will not, and we will not permit any North American Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of the Sale and Leaseback Transaction are at least equal to the sum of all costs incurred by us or any North American Subsidiary in connection with the acquisition of, and construction of any improvements on, the Principal Property to be leased and:

          (1)   we or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the debt securities, pursuant to the first paragraph under "—Limitation on Liens";

          (2)   we or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the debt securities, pursuant to the second paragraph under "—Limitation on Liens"; or

          (3)   we or the North American Subsidiary will, within 180 days of the effective date of any such arrangement (or, in the case of clause (b) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period) apply an amount equal to the proceeds from such Sale and Leaseback Transaction relating to such Principal Property to:

            (a)   the payment or other retirement of Indebtedness incurred or assumed by us or any North American Subsidiary that ranks senior or equal to the debt securities of a series (other than Indebtedness owned or held by us or any North American Subsidiary); or

            (b)   the purchase of other Principal Property.

        The indenture does not limit the ability of any Subsidiary that is not a North American Subsidiary to enter into Sale and Leaseback Transactions.

Consolidation, Merger and Sale of Assets

        We may consolidate with or merge with or into any other Person, and we may sell, transfer, lease or convey all or substantially all of our properties and assets to another Person; provided that the following conditions are satisfied:

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  we are the continuing entity, or the resulting, surviving or transferee Person (the "Successor") is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each debt security that by its terms provides for conversion, provide for the right to convert such debt security in accordance with its terms;

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  immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

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  the trustee receives from us an officer's certificate and an opinion of counsel that the merger, consolidation, sale, transfer lease or conveyance and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

        If we consolidate or merge with or into any other Person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture and the debt securities, with the same effect as if it had been an original party to the indenture and named in the debt securities. As a result, the Successor may exercise our rights and powers under the indenture and the debt securities, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.

        Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for "new" debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Events of Default

        Each of the following events are defined in the indenture as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

          (1)   default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, declaration or otherwise;

          (2)   default in the payment of any installment of interest, if any, on any debt securities of that series for 30 days after it becomes due and payable;

          (3)   default in the deposit of any sinking fund payment, when and as due in accordance with the terms of any debt securities of that series;

          (4)   default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

          (5)   a default or defaults under any Indebtedness, or any agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of us or any Subsidiary, which default or defaults, individually or in the aggregate:

            (a)   constitute a failure to pay at least $150 million of the principal of such Indebtedness when due (unless such default or defaults is or are waived or cured within 30 days after the expiration of any applicable grace period); or

            (b)   have resulted in the acceleration of any portion of such Indebtedness having an aggregate principal amount equal to or in excess of $150 million,

  in the case of each of clauses (a) and (b), without the overdue or accelerated portion of such Indebtedness having been discharged, or without such acceleration having been rescinded or annulled, within 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

          (6)   we pursuant to or within the meaning of any Bankruptcy Law:

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      commence a voluntary case or proceeding;

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      consent to the entry of an order for relief against us in an involuntary case or proceeding;

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      consent to the appointment of a Custodian of us or for all or substantially all of our property;

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      make a general assignment for the benefit of our creditors;

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      file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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      consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

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      take any comparable action under any foreign laws relating to insolvency;

          (7)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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      is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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      appoints a Custodian of us or for all or substantially all of our property; or

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      orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws),

  and the order or decree remains unstayed and in effect for 90 days; or

          (8)   any other event of default provided with respect to debt securities of that series occurs.

        If an event of default with respect to debt securities of any series (other than an event of default described under clauses (6) or (7) above) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of such holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described under clauses (6) or (7) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

          (1)   an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

          (2)   the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

          (3)   the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

          (4)   the trustee has failed to institute proceedings for 60 days after the receipt of such notice, request and offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. However, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Definitions

        The following is a summary of certain defined terms used in the indenture.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

        "Consolidated Capitalization" means the total of all assets appearing on our consolidated balance sheet, less (A) current liabilities and (B) deferred income tax liabilities.

        "Consolidated Net Tangible Assets" means the total of all assets appearing on our consolidated balance sheet, less (A) current liabilities; (B) intangible assets, including without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on such balance sheet; and (C) appropriate adjustments on account of minority interests of other Persons holding capital stock in any Subsidiary.

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        "GAAP" means accounting principles generally accepted in the United States or any accounting principles permitted by the SEC for reporting companies (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

        "Indebtedness" means, with respect to any Person at any time of determination, without duplication, the amount which in conformity with GAAP should then be shown on the balance sheet of such Person as a liability in respect of (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (d) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (e) all capital lease obligations of such Person, (f) net obligations of such Person in respect of interest rate protection agreements, (g) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (h) all guarantees by such Person of Indebtedness of others, other than endorsements for collection or deposit in the ordinary course of business, and (i) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that Indebtedness of any Person will not include any obligations or guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP as in effect on February 26, 2011, even if those obligations or guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, but excluding pledges or deposits under worker's compensation, unemployment insurance or similar statutes, mechanics', workmen's or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens, certain liens for taxes, assessments or governmental charges or levies, landlord's liens on property held under lease, easements and other liens or encumbrances similar to the foregoing.

        "North American Subsidiary" means a Subsidiary formed under the laws of, or conducting its principal operations within (1) the United States, any state thereof or the District of Columbia or (2) Canada or any province or territory thereof.

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any real property or any permanent improvement thereon owned by us or any North American Subsidiary, including, without limitation, any store, warehouse or distribution center, that has a net book value (after deduction of accumulated depreciation) in excess of 0.50% of Consolidated Net Tangible Assets.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to us or any Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person.

        "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock (or equivalent equity interest) is owned, directly or indirectly, by us or by one or more other Subsidiaries (or a combination thereof).

        "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction and (2) the sum of all costs to us or any Subsidiary incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by us or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

Modification and Waivers

        Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the series affected thereby:

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  change the stated maturity of the principal of, or installment of interest on, any debt security;

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  reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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  reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

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  change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

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  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

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  reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

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  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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  makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

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  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

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  to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

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  to evidence the succession of another Person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants—Consolidation, Merger and Sale of Assets";

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  to add any additional events of default for the benefit of holders of the debt securities of all or any series;

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  to add one or more guarantees for the benefit of holders of the debt securities;

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  to secure the debt securities pursuant to the covenants of the indenture;

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  to add or appoint a successor or separate trustee or other agent;

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  to provide for the issuance of additional debt securities of any series;

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  to establish the form or terms of debt securities of any series as permitted by the indenture;

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  to comply with the rules of any applicable securities depository;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

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  to cure any ambiguity, omission, defect or inconsistency; or

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  to change any other provision, provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on the debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

        The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4), (5) and (8) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise provided in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

        All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

        Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC may exchange each global security for certificated debt securities, which it will distribute to its participants.

        Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters and the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

          (2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

          (3)   an event of default with respect to the debt securities will have occurred and be continuing and DTC requests the issuance of certificated securities.

        These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

        If the depositary for a global security is DTC, a beneficial owner may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as "Clearstream," or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding The Trustee

        Wells Fargo Bank, N.A. is the trustee under the indenture.

        The trustee is permitted to engage in transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers; or

  •
  through a combination of any of the foregoing methods of sale.

        We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any "at the market" offering of debt securities by or on our behalf.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

        Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can provide no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF THE SECURITIES

        The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and, with respect to certain matters of Minnesota law, by Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedule of Best Buy Co., Inc., incorporated in this prospectus by reference to Best Buy Co., Inc.'s Annual Report on Form 10-K for the fiscal year ended February 27, 2010 and the effectiveness of Best Buy Co., Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$500,000,000

Best Buy Co., Inc.

5.000% Notes due 2018

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Citigroup	J.P. Morgan	RBS

Senior Co-Managers

HSBC	Mitsubishi UFJ Securities	Standard Chartered Bank

Co-Managers

Credit Suisse	DNB Markets	Goldman, Sachs & Co.	RBC Capital Markets	US Bancorp

July 11, 2013